Exhibit 3.1

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “KENTUCKY POWER COST RECOVERY LLC”, FILED IN THIS OFFICE ON THE FOURTH DAY OF OCTOBER, A.D. 2024, AT 4:11 O`CLOCK P.M.

5409960 8100	Authentication: 204574277
SR# 20243872084	Date: 10-07-24

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Kentucky Power Cost Recovery LLC.

2. The Registered Office of the limited liability company in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is The Corporation Trust Company.

By:	/s/ Paula A. Haynes
Authorized Person

Name:	Paula A. Haynes
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 04:11 PM 10/04/2024 FILED 04:11 PM 10/04/2024 SR 20243872084 - File Number 5409960